UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


          Date of Report (Date of earliest reported): February 12, 2004



                           EUROWEB INTERNATIONAL CORP.
               (Exact name of registrant as specified in charter)



                 Delaware            1-1200                   13-3696015
 (State or other jurisdiction      (Commission             (IRS Employer
  of incorporation)                 File Number)            Identification No.)



         1122 Budapest, Varosmajor utca 13.   Hungary
         (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code: +36-1-8897101

ITEM 2.  Acquisition or Disposition of Assets

On February 12, 2004, Euroweb International Corp., a Delaware corporation (the "Company"), entered into a Shares Purchase Agreement with PanTel Tavkozlesi es Kommunikacios rt. ("Pantel"), a Hungarian corporation, to acquire Pantel's 51% interest in Euroweb Hungary Rt., a Hungarian corporation ("Euroweb Hungary") that provides Internet service and is based in Budapest, Hungary. The Company currently owns 49% of Euroweb Hungary and, as a result of this acquisition, Euroweb Hungary will become a wholly-owned subsidiary of the Company. The purchase price to be paid by the Company for Pantel's interest in Euroweb Hungary is EURO 1,650,000. The acquisition was funded from cash that the Company had previously raised. The Board of Directors of the Company approved the acquisition of Euroweb Hungary based on the recommendation of the independent directors.

In addition, a Service Contract was entered between Euroweb Hungary, Neophone Rt. ("Neophone") and Freestart Kft. ("Freestart"), the Company's Hungarian subsidiaries (Euroweb Hungary, Neophone and Freestart are collectively referred to as the "Hungarian Subsidiaries"), and Pantel, by which the Hungarian Subsidiaries agreed to buy services from Pantel on an annual basis of HUF 600,000,000 plus value added tax during the next three years (the "Annual Commitment"). In 2003, the Hungarian Subsidiaries purchased in excess of HUF 700,000,000 in services from Pantel. In the event that the Hungarian Subsidiaries do not satisfy the Annual Commitment, then the Hungarian Subsidiaries are required to pay to Pantel a penalty equal to 25% of the Annual Commitment less any services purchased. The Company has agreed to guarantee the payment of the Annual Commitment. Further, the Company has also agreed to guarantee a loan in the amount of HUF 245,000,000 plus interest payable by Freestart to Pantel as well as the payment of HUF 93,000,000 plus value added tax to be made by Euroweb Hungary to Pantel in connection with unpaid services that have incurred to date.

ITEM 7.  Financial Statements and Exhibits

 (a) Financial Statements of businesses acquired.

     Audited Financial Statements of Euroweb Hungary Rt. for the years ended December 31, 2003 and December 31, 2002 (to be filed by amendment).

 (b) Proforma Financial Information

     Proforma Financial Information (to be filed by amendment).

 (c) Exhibits.

Exhibit No.                Description

10.1 Shares Purchase Agreement between PanTel Tavkozlesi es Kommunikacios rt., a Hungarian company, and Euroweb International Corp., a Delaware corporation

10.2 Guaranty by Euroweb International Corp., a Delaware corporation, in favor of PanTel Tavkozlesi es Kommunikacios rt., a Hungarian company



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  EUROWEB INTERNATIONAL CORP.



Date:  February 27, 2004                           /s/Csaba Toro
                                                      --------------
                                                     Csaba Toro
                                                     Chief Executive Officer